EXHIBIT 99.A
News
For Immediate Release

El  Paso  Corporation Provides Update on Restatement; Announces
Timeline  for  Form 10-K Filing; Receives New  Bank  Extension;
Sets Date for Operational Update Webcast

HOUSTON, TEXAS, August 10, 2004-El Paso Corporation (NYSE:EP) announced today that it expects to file its 2003 Form 10-K and the Form 10-Ks of its subsidiaries El Paso Production Holding Company and El Paso CGP Company before the end of the third quarter of 2004. The company also announced that it has received additional waivers on its $3-billion revolving credit facility and certain other financings. These waivers provide El Paso with an extension until September 30, 2004 to file its 2003 Form 10-K and until November 30, 2004 to file its first and second quarter 2004 Form 10-Qs.

Restatement Update

On May 3, 2004, El Paso announced that an independent investigation initiated by the Audit Committee of the board of directors determined that the downward revision to its natural gas and oil reserves that had been announced on February 17, 2004 would require a restatement of the financial statements for El Paso Corporation and its subsidiaries El Paso Production Holding Company and El Paso CGP Company for the periods from 1999 through 2003. Since that time, El Paso has been working with its independent auditor and its independent reserve engineer regarding the restatement of its financial statements. This process, which is essentially complete, will be further discussed in the company's upcoming conference call and detailed in the company's Form 10-K filing.

The restatement procedures have included a comprehensive review of the company's accounting during the periods from 1999 through 2003 by both the company and its independent auditor. As part of this internal process and an ongoing investigation of wash trade transactions by the U.S. Attorney's office, the company and its auditor have examined the accounting for natural gas hedges which involved offsetting transactions in the company's merchant energy segment. The company believes that the basis for concluding that those transactions qualified under hedge accounting guidelines is no longer applicable and its financial statements will likely need to be further restated.

The elimination of hedge accounting for these transactions is expected to result in the following:

  - Increases and decreases in the company's quarterly earnings within the merchant energy and production segments from 1999 through 2003 due to the elimination of the hedges;
- Incremental ceiling test charges, primarily during a period of very low natural gas prices in 2001, as a result of the elimination of the hedges from the ceiling test calculation;
- A lower DD&A rate for the company's production business for certain prior periods and for future periods because of the additional ceiling test charges in prior periods;
- The impact of the restatement to segment earnings on stockholder's equity should largely be offset by changes in other comprehensive income; however, stockholder's equity will be reduced by the after-tax impact of ceiling test charges, net of lower DD&A;
- Natural gas sales for prior and future periods will be reported at market prices and not impacted by any restated hedges; and
-    No change in cash flow.

The company expects any required financial restatement from the production hedge transactions would be included in the 1999 to 2003 financial statements that are currently being restated to reflect the reserve revision. The new bank waivers were structured to address any likely restatement impact of this issue. The company does not expect this restatement for hedge accounting to impact El Paso Production Holding Company or El Paso CGP Company.

As announced earlier, investors should not rely on previously filed reports for El Paso Corporation and the subsidiaries named above.

Amendments to $3.0-Billion Revolving Credit Facility

In connection with the waivers referred to above, El Paso amended its $3.0-billion revolving credit facility to (i) limit the company's ability and that of its consolidated subsidiaries to repay indebtedness that is not scheduled to occur before June 30, 2005 (the maturity date under such revolving credit facility) and
(ii) modify one of the events of default under the credit facility. Copies of the full amendment will be filed today by Form 8-K.

Webcast Scheduled

El Paso will host a webcast at 10:00 a.m. Eastern Daylight Time on Monday, August 23, 2004, to further discuss the impact of the restatement and to provide a financial and operational update on the company.
The webcast may be accessed online through the company's Web site at www.elpaso.com in the Investors section. The presentation slides will also be available for downloading at the same location 45 minutes before the webcast begins. A limited number of telephone lines will also be available to participants by dialing (973) 935-8507 ten minutes prior to the start of the webcast. The company requests that those who do not intend to ask questions use the webcast option.

A replay of the webcast will be available online through El Paso's Web site in the Investors section. A telephone audio replay will be also available through August 30, 2004, by dialing
(973) 341-3080 (access code 5043240). If you have any questions regarding this procedure, please contact Margie Fox at (713) 420-2903.

El Paso Corporation provides natural gas and related energy products in a safe, efficient, dependable manner. The company owns North America's largest natural gas pipeline system and one of North America's largest independent natural gas producers. For more information, visit www.elpaso.com.

Cautionary Statement Regarding Forward-Looking Statements
---------------------------------------------------------
This release includes forward-looking statements and projections, made in reliance on the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The company has made every reasonable effort to ensure that the information and assumptions on which these statements and projections are based are current, reasonable, and complete. However, a variety of factors could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this release, including, without limitation, the ability to implement and achieve our objectives in the long-range plan; the extent and time periods involved in any potential restatement of prior years' financial results, whether related to the reserve revisions, the natural gas hedge transactions or otherwise; potential impact of any restatement of financial results on our access to capital (including borrowings under credit arrangements); consequences arising from the delay in filing of our periodic reports including the exercise of remedies by the company's lenders under certain bond and other financing arrangements and, if such remedies were to be exercised, the company's potential inability to identify and obtain alternate sources of financing and the existence of cross-acceleration provisions in various financing agreements; changes in reserves estimates based upon internal and third party reserve analyses; the uncertainties associated with the outcome of governmental investigations, including without limitation, those related to the reserve revisions and the natural gas hedge transactions; the outcome of litigation including shareholder derivative and class actions related to the reserve revision and restatement; and potential litigation related to the natural gas hedge transactions and restatement; and other factors described in the company's (and its affiliates') Securities and Exchange Commission filings. While the company makes these statements and projections in good faith, neither the company nor its management can guarantee that anticipated future results will be achieved. Reference must be made to those filings for additional important factors that may affect actual results. The company assumes no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by the company, whether as a result of new information, future events, or otherwise.

Contacts
Investor and Public Relations
Bruce L. Connery, Vice President
Office:  (713) 420-5855
Fax:     (713) 420-4417

Media Relations
Kim Wallace, Manager
Office:  (713) 420-6330
Fax:     (713) 420-6341